Exhibit 21.1
Subsidiaries

Name	Jurisdiction
Hercules Drilling Company, LLC	Delaware
Hercules International Asset Company, Ltd.	Cayman Islands

Hercules International Drilling Ltd.	Cayman Islands

Hercules International Finance Company, Ltd.	Cayman Islands

Hercules International Holdings, Ltd.	Cayman Islands

Hercules International Offshore, Ltd.	Cayman Islands

Hercules Liftboat Company, LLC	Delaware
Hercules Marketing International, Ltd.	Cayman Islands

Hercules Offshore (Nigeria) Limited	Nigeria
Hercules Offshore Holdings Ltd.	Cayman Islands

Hercules Offshore Middle East Ltd.	Cayman Islands

Hercules Offshore Arabia, Ltd.	Cayman Islands

HQ Ltd.	Cayman Islands

Hercules Offshore International, LLC	Delaware
Hercules Offshore Services LLC	Delaware
Hercules Oilfield Services Ltd.	Cayman Islands

THE Offshore Drilling Company	Delaware
TODCO Mexico Inc.	Delaware
Servicios TODCO S. de R.L. de C.V.	Mexico
TODCO Servicos de Apóio Marítimo Ltda.	Brazil

Cliffs Drilling Company	Delaware
TODCO Americas Inc.	Delaware
TODCO International Inc.	Delaware
TODCO Trinidad Ltd.	Cayman Islands

Cliffs Drilling Trinidad L.L.C.	Delaware
Cliffs Drilling (Barbados) Holdings SRL	Barbados
Cliffs Drilling (Barbados) SRL	Barbados
Cliffs Drilling Trinidad Offshore Limited	Trinidad
Delta Towing Holdings, LLC	Delaware
Delta Towing, LLC	Delaware
THE Onshore Drilling Company	Delaware
Hercules Offshore Disaster Relief Fund (non-profit)	Texas

Hercules Offshore Labuan Corporation	Malaysia
Hercules Tanjung Asia Sdn. Bhd.	Malaysia
HERO Holdings, Inc.	Delaware

Hercules Offshore Liftboat Company LLC	Delaware
SD Drilling LLC	Delaware